Exhibit 10.1

SEPARATION AND STOCK REPURCHASE AGREEMENT

This Separation and Stock Repurchase Agreement (this “Agreement”) is entered into and shall be effective as of September 4, 2014 (the “Execution Date”) by and between NuZee, Inc., a Nevada corporation (the “Company”), Craig Hagopian (“Hagopian”) and Satoru Yukie (“Yukie”) (each of the foregoing, a “Party,” and collectively, the “Parties”) based on the following facts:

W I  T  N  E  S  S  E  T  H

A.        Each of Hagopian and Yukie have resigned as officers, directors, and employees of the Company as of August 19, 2014; and

B.         The Company has agreed to repurchase from Hagopian and Yukie 1,216,000 and 1,520,000, respectively, (collectively, the “Repurchase Shares”).

A G R E E M E N T

Based on the foregoing, and in consideration of the mutual agreements, covenants, and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.                  Purchase of Common Stock; Cancellation of Options.  Each of Hagopian and Yukie hereby sells to the Company, and the Company purchases from each of Hagopian and Yukie, all of the Repurchase Shares for $52,500 to each of Hagopian and Yukie on the terms and subject to the conditions set forth herein.  The consummation of the purchase and sale of the Repurchase Shares (the “Closing”) shall be concurrent with the expiration of the revocation period set forth in Section 5 of this Agreement.  In addition, on the date that is three (3) months at the Closing, all stock options or other rights to acquire equity securities of the Company held by Hagopian or Yukie are automatically cancelled.

2.                  Resignations.

(a)                Resignation by Hagopian.  Hagopian hereby acknowledges that he has no outstanding claims against the Company for any back compensation, unpaid wages, commissions, expenses, compensation for loss of office, redundancy, unfair dismissal, severance or otherwise, including, without limitation, as might otherwise be payable pursuant to his Management Employment Agreements with the Company (then named Havana Furnishings, Inc.) each dated April 23, 2013.

(b)               Resignation by Yukie.  Yukie hereby acknowledges that he has no outstanding claims against the Company for any back compensation, unpaid wages, commissions, expenses, compensation for loss of office, redundancy, unfair dismissal or otherwise, including, without limitation, as might otherwise be payable pursuant to his Management Employment Agreements with the Company (then named Havana Furnishings, Inc.) each dated April 23, 2013.

3.                  Covenants of the Parties.  Each of Hagopian and Yukie hereby agrees that they will not hereafter make, orally or in writing, any statements of a disparaging, negative or critical nature to anyone regarding the Company.  The Company agrees that it will not hereafter make, orally or in writing, any statements of a disparaging, negative or critical nature to anyone regarding Hagopian or Yukie.

4.                  Representations of Hagopian and Yukie.  Each of Hagopian and Yukie represents and warrants to the Company as follows:

(a)                Title to Repurchase Shares.  Such Party is the record and beneficial owner of the Repurchase Shares, free and clear of all liens, claims, encumbrances, pledges, options and any other adverse interests, restrictions on transfer or defects in title of any kind or nature whatsoever, except for restrictions on transfer imposed by federal and state securities laws.  This Agreement correctly reflects the aggregate number of shares of the Company’s Common Stock held by such Party.

(b)               Legal Power.  Such Party has the full legal right and authority to enter into this Agreement, to sell and deliver his Repurchase Shares to the Company and to consummate the transactions contemplated hereby.

(c)                Conflicts.   This Agreement is a legally binding agreement that is enforceable against each such Party in accordance with its terms, and such Party’s execution and delivery of this Agreement and the performance by such Party of his obligations hereunder will not conflict with or violate any other agreement or understanding, written or oral, to which such Party is a party or to which any of his Repurchase Shares are subject or bound.

(d)               Access to Information; Informed Decision.  Such Party has such knowledge and experience in financial or business matters and with respect to the Company’s business, financial condition, operating results and prospects that he is capable of evaluating the merits and risks of the sale contemplated by this Agreement.  Based on the knowledge and experience of such Party, he has reviewed the merits and risks of the transaction contemplated by this Agreement, and, where necessary, has reviewed all information requested by, and made available to, him.  Such Party has been advised, and given the opportunity, to consult with counsel of his own choosing with respect to this Agreement and has not relied upon counsel for the Company in connection with this Agreement.

(e)                Claims Against the Company.  At the time of Closing, such Party is and shall be the sole and beneficial owner of the Repurchase Shares, and, upon consummation of the sale of such Repurchase Shares to the Company under this Agreement, such Party will have conveyed to the Company good and marketable title to the Repurchase Shares, free and clear of any and all liens, claims, options, pledges and encumbrances and any adverse interest of any kind or nature whatsoever and such Party shall not have any equity or other ownership interest in the Company or any other rights or claims against the Company or any of its stockholders, directors, officers, agents, employees or representatives in their capacities as stockholders, directors, officers, agents, employees or representatives.

5.                  Release of Company.  At the Closing, Hagopian and Yukie each hereby waives and releases all claims, known and unknown, which he has or might otherwise have had against the Company, its subsidiaries, successors and related entities, past and present officers, directors, shareholders, executives, managers, supervisors, agents, employees and successors (hereinafter collectively referred to as “the Released Parties”) arising at any time prior to the date he signs this Agreement, including but not limited to all claims regarding any aspect of his employment, compensation, the termination of his employment with the Company, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 1981, the Fair Labor Standards Acts, the WARN Act, the California Fair Employment and Housing Act, California Government Code section 12900, et  seq., the Unruh Civil Rights Act, California Civil Code section 51, all provisions of the California Labor Code; the Employee Retirement Income Security Act, 29 U.S.C. section 1001, et  seq., all as amended, any other federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever that arose on or before the date such Party signs this Agreement.  It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by such Party.  Such Section reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Thus, for the purpose of implementing a full and complete release and discharge of the Released Parties, Hagopian and Yukie each expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which they do not know or suspect to exist in their favor against the Released Parties at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.

The foregoing release is a bargained for and essential element of the consideration for the Company’s agreement to purchase the Repurchase Shares from such Party on the terms set forth herein.

The release in this Agreement includes, but is not limited to, claims arising under federal, state or local law for age, race, sex or other forms of employment discrimination and retaliation.  In accordance with the Older Workers Benefit Protection Act, Hagopian and Yukie each acknowledges and agrees that:

(a)    he has read and understands this Agreement in its entirety;

(b)   he has been advised by this writing to consult with an attorney concerning this Agreement before signing it;

(c)    he has twenty-one (21) calendar days after receipt of this Agreement to consider its terms before signing it;

(d)   he has the right to revoke this Agreement in full within seven (7) calendar days of signing it by notifying Leilani Ibarolle, in writing of such revocation, and none of the terms and provisions of this Agreement shall become effective or be enforceable until such revocation period has expired;

(e)    nothing contained in this Agreement waives any claim that may arise after the date of its execution; and

(f)    he executes this Agreement knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration.

6.                  Release of Hagopian and Yukie.  The Company hereby waives and releases all claims, known and unknown, which it has or might otherwise have had against Hagopian and/or Yukie arising at any time prior to the date it executes this Agreement under any federal, state or local law, regulation or ordinance or public policy, contract, tort or property law theory, or any other cause of action whatsoever that arose on or before the date the Company executes this Agreement.  It is further understood and agreed that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by the Company.  Such Section reads as set forth above.

Thus, for the purpose of implementing a full and complete release and discharge of Hagopian and Yukie, the Company expressly acknowledges that this Agreement is intended to include and does include in its effect, without limitation, all claims which the Company does not know or suspect to exist in its favor against Hagopian and/or Yukie at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.

The foregoing release is a bargained for and essential element of the consideration for Hagopian’s and Yukie’s agreement to enter into this Agreement and their releases contained in this Agreement.

7.                  Attorneys’ Fees to Enforce.  In the event any Party hereto shall maintain or commence any action, proceeding, or motion against any other Party hereto for a breach of this Agreement or to enforce this Agreement or any provision thereof, the prevailing party therein shall be entitled to recover his or its reasonable attorneys’ fees and costs therein incurred.  Each Party agrees that if such Party hereafter commences, joins in, or in any manner asserts against any other Party any of the claims released hereunder, then it will pay to the other Party, in addition to any other damages caused to the other Party thereby, all reasonable attorneys’ fees and costs incurred in defending or otherwise responding to such suit or claim.

8.                  Voluntariness.   Each of the Parties who are individuals represents that he is of sound mind and not acting under duress or undue influence, that he has read and understands every word of this Agreement, and has had the opportunity to seek advice of counsel prior to executing this Agreement.  Each of the Parties further represents that he or it has entered into this Agreement voluntarily, with a full understanding of its force and effect including the release of claims set forth in this Agreement.

9.                  Survival.   All of the terms, representations, warranties, covenants and other provisions of this Agreement shall survive and remain in effect after the Closing.

10.              Controlling Law.  This Agreement has been entered into in the State of California and the Agreement, including any rights, remedies, or obligations provided for thereunder, shall be construed and enforced in accordance with the laws of the State of California, without reference to the principles of conflicts of laws thereof.

11.              Severability.  If any provision of this Agreement is held to be invalid, void or unenforceable for any reason whatsoever, the remaining portion of such provision not so held shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Agreement as a whole, notwithstanding such stricken provision(s).  Any provision or part of a provision of this Agreement held to be invalid, void or unenforceable shall not effect the legality or validity of the remainder of this Agreement.

12.              Execution of Documents.  Each Party agrees to execute all documents necessary to carry out the purpose of this Agreement and to cooperate with each other for the expeditious filing of any and all documents and the fulfillment of the terms of this Agreement.

13.              Integration.   This Agreement constitutes the entire agreement of the parties with respect to, and, supersedes any concurrent or prior agreements or understandings, written or oral, between the parties relating to, the subject-matter of this Agreement.

14.              Amendments.   Any amendment to this Agreement shall not be enforceable unless in writing and executed by each party hereto.

15.              Counterparts.   This Agreement and any amendment or supplement hereto may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NUZEE, INC.

By:    /s/ Masateru Higashida                                             /s/  Craig Hagopian

Craig Hagopian

Name: Masateru Higashida

Its: President                                                                     /s/  Satoru Yukie

Satoru Yukie